As filed with the Securities and Exchange Commission on June 17, 2026

Registration No. 333- 89889
Registration No. 333- 62072
Registration No. 333- 91558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-89889
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 62072
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-91558

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ______________________________________________
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3432319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
145 Broadway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1999 Employee Stock Purchase Plan
(Full Title of the Plan)
Aaron S. Ahola, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Akamai Technologies, Inc.
145 Broadway
Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)

617-444-3000
(Telephone Number, Including Area Code, of Agent For Service)
 ______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”), filed by Akamai Technologies, Inc., a Delaware corporation (the “Company”), removes from registration all shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) registered under the following Registration Statements on Form S-8 filed by the Company (each a “Registration Statement,” and collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “Commission”), pertaining to the registration of shares of Common Stock offered under the Company’s Amended and Restated 1999 Employee Stock Purchase Plan (the “1999 Plan”) that were registered under the Registration Statements and remain unissued:

•Registration Statement on Form S-8 (No. 333- 89889) pertaining to the registration of 600,000 shares of Common Stock, filed with the Commission on October 28, 1999
•Registration Statement on Form S-8 (No. 333- 62072) pertaining to the registration of 2,500,000 shares of Common Stock, filed with the Commission on June 1, 2001
•Registration Statement on Form S-8 (No. 333-91558) pertaining to the registration of 16,900,000 shares of Common Stock, filed with the Commission on June 28, 2002

The Company adopted a new employee stock purchase plan, which was approved by the Company’s stockholders on May 13, 2026 and replaces the 1999 Plan. Commencing June 1, 2026, no further grants will be made under the 1999 Plan. Therefore, in accordance with the undertaking contained in the Registration Statements, the Company has terminated all offerings of its securities pursuant to the Registration Statements. The Company hereby terminates the effectiveness of the Registration Statements and removes and withdraws from registration all securities of the Company registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge in the Commonwealth of Massachusetts, on June 17, 2026.

AKAMAI TECHNOLOGIES, INC.

By:	/s/ Aaron S. Ahola
	Name:	Aaron S. Ahola
	Title:	Executive Vice President, General Counsel and Corporate Secretary